                                                              Exhibit 99.8(s)(i)


                      AMENDMENT TO PARTICIPATION AGREEMENT


     This AMENDMENT TO PARTICIPATION AGREEMENT (the "Amendment") is made and entered into as of this 1st day of October, 2006, by and among MINNESOTA LIFE INSURANCE COMPANY (the "Company"), on its own behalf and on behalf of each separate account of the Company (each an "Account") identified in the Participation Agreement (as defined below), VAN KAMPEN LIFE INVESTMENT TRUST (the "Fund"), VAN KAMPEN FUNDS INC. (the "Underwriter"), and VAN KAMPEN ASSET MANAGEMENT (formerly VAN KAMPEN ASSET MANAGEMENT, INC.) (the "Adviser").

     WHEREAS, the Company, the Fund, the Underwriter and the Adviser have entered into a Participation Agreement dated as of June 10, 2002, as such agreement may be amended from time to time (the "Participation Agreement"); and

     WHEREAS, the Company, the Fund, the Underwriter, and the Adviser wish to amend the Participation Agreement in certain respects.

     NOW, THEREFORE, in consideration of their mutual promises, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company, the Fund, the Underwriter, and the Adviser agree to amend the Participation Agreement as follows:

     1. Schedule A of the Participation Agreement is unchanged but restated in its entirety in the attached Schedule A.

     2. Schedule B of the Participation Agreement is deleted and replaced in its entirety with the attached Schedule B.

     3. Except as provided herein, the Participation Agreement shall remain in full force and effect. This Amendment and the Participation Agreement, as amended, constitute the entire agreement between the parties hereto pertaining to the subject matter hereof and fully supersede any and all prior agreements or understandings between the parties hereto pertaining to the subject matter hereof. In the event of any conflict between the terms of this Amendment and the Participation Agreement, the terms of this Amendment shall control.

     4. This Amendment may be amended only by written instrument executed by each party hereto.

     5. This Amendment shall be effective as of the date written above.


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     IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative as of the date specified above.


MINNESOTA LIFE INSURANCE COMPANY


By:
    ------------------------------------------------------

Name:   Robert J. Ehren
      ----------------------------------------------------

Title:   Vice President
       ---------------------------------------------------


VAN KAMPEN LIFE INVESTMENT TRUST


By:
    ------------------------------------------------------

Name:
      ----------------------------------------------------

Title:
       ---------------------------------------------------


VAN KAMPEN FUNDS INC.


By:
    ------------------------------------------------------

Name:
      ----------------------------------------------------

Title:
       ---------------------------------------------------


VAN KAMPEN ASSET MANAGEMENT


By:
    ------------------------------------------------------

Name:
      ----------------------------------------------------

Title:
       ---------------------------------------------------

                                   SCHEDULE A

                   SEPARATE ACCOUNTS AND ASSOCIATED CONTRACTS
                   ------------------------------------------

                               FORM NUMBER AND NAME OF
NAME OF SEPARATE ACCOUNT       CONTRACT FUNDED BY SEPARATE ACCOUNT
------------------------       -----------------------------------
Variable Annuity Account       MultiOption Advisor Variable Annuity (02-70067)

                               MultiOption Legend Variable Annuity

                               TBA Variable Annuity June 2007

                                   SCHEDULE B

                    PORTFOLIOS OF THE UNIVERSAL INSTITUTIONAL
                   FUNDS, INC. AVAILABLE UNDER THIS AGREEMENT
                   ------------------------------------------


                      Comstock Portfolio - Class II Shares
                   Emerging Growth Portfolio - Class II Shares
                  Growth and Income Portfolio - Class II Shares


                                       B-1